Exhibit 10.2

FOURTH AMENDMENT

TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of this 14th day of April, 2016 (the “Effective Date”) by and between DIV CABOT ROAD, LLC, a Massachusetts limited liability company (the “Landlord”), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation (the “Tenant”).

R E C I T A L S:

WHEREAS, Landlord, as successor by assignment to Cabot Road Owner – VEF VI, LLC, as successor to Cabot Road Partners, LLC, and Tenant entered into that certain Lease dated as of August 14, 2004, as amended by an Amendment to Lease dated August 31, 2007, a Second Amendment to Lease dated as of November 3, 2010, and a Third Amendment to Lease effective as of July 1, 2011 (as amended, the “Original Lease”), whereby Landlord leases to Tenant a total of 84,458 rentable square feet of space located on the second and third floors (the “Premises”) in the building located at One Cabot Road, Medford, MA (the “Building”), comprised of 44,706 rentable square feet on the second floor of the Building (the “Second Floor Premises”) and 39,752 rentable square feet on the third floor of the Building (the “Third Floor Premises”);

WHEREAS, Landlord and Tenant desire to amend the Original Lease to, among other things, modify Tenant’s extension rights set forth in the Original Lease, extend the Lease expiration date of the Second Floor Premises, and modify the holdover provision, and otherwise accomplish any other objectives described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms; Recitals. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. The term “Lease” as used herein and in the Lease shall mean and refer to the Original Lease, as amended. The recitals set forth above are incorporated into and made a part of this Amendment.

2. Extension of Option to Extend Notice. Landlord hereby acknowledges that Tenant has one (1) option to extend the term of the Lease for an additional five (5) years. Pursuant to the terms of Section 2.4(a), Tenant shall provide Landlord with written notice not less than twelve (12) months prior to the expiration of the then current Term. Landlord hereby agrees to extend the date whereby Tenant is required to exercise by written notice its option to extend the Term pursuant to Section 2.4 of the Lease to 5 p.m. on May 31, 2016 only with respect to the Second Floor Premises. Tenant hereby acknowledges that it has waived its option to extend the Term with respect to the Third Floor Premises, which Tenant shall surrender in accordance with the terms of the Lease no later than March 31, 2017.

3. Extension of Second Floor Premises Term. Landlord and Tenant hereby agree to extend Tenant’s occupancy of the Second Floor Premises for a period to two (2) months to May 31, 2017, with a monthly rentable amount payable in accordance with the terms of the Lease in the amount of $93,137.50 per month. Tenant shall remain responsible for paying for electricity and all Escalation Charges related to Tenant’s use and occupancy of the Second Floor Premises for such two (2) month period.

4. Holdover. Tenant has relinquished any and all rights to extend the Term of the Lease for an additional six (6) month period pursuant to Section 14.19(a) of the Lease.

5. Signage. Tenant hereby relinquishes its exterior signage rights to Tenant’s sign on the exterior of the east side of the Building as conceptually depicted and in the location specified on Exhibit ES of the Lease, as permitted pursuant to Section 5.1(b)(iii) of the Lease. Tenant shall remove such exterior signage, along with the supports for such Building sign (if directed by Landlord), on or prior to March 31, 2017 and in accordance with the terms of Section 5.1(b)(iii). Tenant shall be responsible to repair any damage to the Building’s exterior caused by such removal and to restore the exterior of the Building to the condition existing prior to the placement of such sign and support on the Building, reasonable wear and tear excepted.

6. Parking. As of April 1, 2017, Section 2.2(c) of the Lease shall be amended to provide that Landlord will make available to Tenant, free of charge, three (3) parking spaces per one thousand (1,000) square feet of space leased, which as of April 1, 2017 shall be as follows: twenty- seven (27) unreserved parking spaces in the garage of the Building and one hundred seven (107) unreserved parking spaces in the Building’s surface parking lot on the Property for a total of one hundred thirty-four (134) unreserved parking spaces, all on a non-exclusive, unreserved basis. Tenant’s Option for Additional Parking set forth in Section 2.3 of the Lease is hereby deleted in its entirety.

7. Right of First Offer. Tenant’s Right of First Offer set forth in Section 2.6 of the Lease is hereby deleted in its entirety.

8. Lease Ratification. This instrument and all of the terms and provisions hereof shall be considered for all purposes to be incorporated into and made part of the Lease. The Lease and each provision, covenant, condition, obligation, right and power contained therein is hereby ratified and confirmed, and, as modified hereby, shall continue in full force and effect. All references appearing in the Lease and in any related instruments shall be amended and read hereafter to be references to the Lease as amended by this Amendment. In the event of any inconsistencies or conflicts between other provisions of the Lease and the provisions of this Amendment, the provisions hereof shall govern and control. Except as expressly set forth herein, the Lease has not otherwise been modified or amended and remains in full force and effect and is ratified by the parties hereto.

9. Authority. Landlord represents and warrants to Tenant that Landlord and the person signing on its behalf are duly authorized to execute and deliver this Amendment and that this Amendment constitutes its legal, valid and binding obligation. Tenant hereby represents and warrants to Landlord that Tenant and each person signing on its behalf are duly authorized to execute and deliver this Amendment, and that this Amendment constitutes the legal, valid and binding obligation of Tenant.

10. Brokers. Tenant represents and warrants that it has dealt with no broker or other party entitled to a commission or broker’s fee in connection with this Amendment other than Landlord or Landlord’s managing agent and Newmark Grubb Knight Frank, exclusively representing Tenant for the purpose of this Amendment only, and hereby agrees to indemnify Landlord for any other claims for commissions or broker’s fees by any parties based on dealing with Tenant in connection with this Amendment.

11. Miscellaneous. This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Landlord and Tenant acknowledge and agree that the Landlord’s and Tenant’s covenants in the Lease as modified by this Amendment are independent.

12. Entire Agreement. This Amendment contains the entire understanding between Landlord and Tenant and supersedes any prior understandings and agreements between them respecting the subject matter of this Amendment. No modification of the Lease as amended by this Amendment shall be valid or effective unless in writing and signed by the party against whom the modification is to be enforced.

13. Execution by Facsimile or Electronic Mail. The parties agree that this Amendment may be transmitted between them by facsimile machine or electronic mail and the parties intend that a faxed or emailed Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding Amendment.

[Remainder of Page Intentionally Blank; Signature Page Follows]

EXECUTED as an instrument under seal as of the date first above noted.

LANDLORD:

DIV CABOT ROAD, LLC

By:	DIV Fund II Manager Corp, its manager

	By:	/s/ Richard McCready
	Name:	Richard McCready
	Title:	President

TENANT:

THE FIRST MARBLEHEAD CORPORATION,
a Delaware corporation

By:	/s/ Alan Breitman
Name:	Alan Breitman
Title:	Managing Director and Chief Financial Officer